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                                                                       EXHIBIT 5
                  OPINION OF BROBECK, PHLEGER & HARRISON LLP


                                March 30, 2001

Credence Systems Corporation
215 Fourier Avenue
Fremont, CA  94539

          Re: Credence Systems Corporation -- Registration Statement on Form S-8 for an Offering of 500,000 Shares of Common Stock
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Ladies and Gentlemen:

     We have acted as counsel to Credence Systems Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 500,000 shares of the Company's common stock reserved for issuance under the Company's Supplemental Stock Option Plan (the "Supplemental Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the establishment and amendment of the Supplemental Plan to increase the number of shares of common stock issuable thereunder. Based on such review, we are of the opinion that if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements duly authorized under the Supplemental Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Supplemental Plan, or the shares of the Company's common stock issuance under such plan.

                                      Very truly yours,


                                      /s/ BROBECK, PHLEGER & HARRISON LLP
                                      BROBECK, PHLEGER & HARRISON LLP